Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts” and to the use of our report dated March 18, 2012, with respect to the consolidated financial statements of Micronet Ltd. and its subsidiary for the years ended December 31, 2011 and 2010 appearing in the Prospectus, which is a part of this Registration Statement on Form S-1 of Lapis Technologies, Inc.

December 12, 2012	/s/ Kost Forer Gabbay & Kasierer KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global